Exhibit (b)(2)

Execution Copy

JPMorgan Chase Bank, N.A. J.P. Morgan Securities Inc. 270 Park Avenue New York, New York 10017	Lehman Commercial Paper Inc. Lehman Brothers Inc. 745 Seventh Avenue New York, New York 10019	SunTrust Bank SunTrust Capital Markets, Inc. 303 Peachtree Street, NE 24th Floor Atlanta, Georgia 30308

Canadian Imperial Bank of Commerce CIBC World Markets Corp. 300 Madison Avenue New York, New York 10017	Merrill Lynch Bank USA Merrill Lynch, Pierce, Fenner & Smith Incorporated 4 World Financial Center New York, New York 10080

April 28, 2005

COMMITMENT LETTER AMENDMENT

Omnicare, Inc.

1600 RiverCenter II

100 East RiverCenter Boulevard

Covington, Kentucky 41011

Attn: David W. Froesel, Jr.

Senior Vice President and

Chief Financial Officer

Ladies and Gentlemen:

Reference is made to that certain commitment letter agreement (together with all exhibits and schedules thereto, the “Commitment Letter”) dated as of June 3, 2004, among JPMorgan Chase Bank, N.A. (f/k/a JPMorgan Chase Bank), J.P. Morgan Securities Inc., Lehman Commercial Paper Inc., Lehman Brothers Inc., SunTrust Bank, SunTrust Capital Markets, Inc., Canadian Imperial Bank of Commerce, CIBC World Markets Corp., Merrill Lynch Bank USA and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the “Commitment Parties”) and Omnicare, Inc., a Delaware corporation (together with each of its subsidiaries, the “Company”), in connection with the proposed financing for the acquisition of all of the issued and outstanding common stock of NeighborCare Inc., a Pennsylvania corporation. Capitalized terms used herein and not defined shall have the meanings given to them in the Commitment Letter.

The Commitment Parties and the Company agree that the Commitment Letter is amended by replacing the date “May 24, 2005” in Section 4 of the Commitment Letter with “June 30, 2005”.

Except as expressly amended above, all of the terms of the Commitment Letter (and the Fee Letter) remain in full force and effect. This letter shall be governed by and construed in accordance with the laws of the State of New York. This letter may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

[signature pages follow]

If you are in agreement with the foregoing, kindly sign and return to us the enclosed copy of this letter.

Very truly yours,

JPMORGAN CHASE BANK, N.A.

By:	/S/ GARY L. SPEVACK
Name:	Gary L. Spevack
Title:	Vice President

J.P. MORGAN SECURITIES INC.

By:	/S/ ADAM REINMANN
Name:	Adam Reinmann
Title:	Vice President

LEHMAN COMMERCIAL PAPER INC.

By:	/S/ JEFFREY ABT
Name:	Jeffrey Abt
Title:	Authorized Signatory

LEHMAN BROTHERS INC.

By:	/S/ JEFFREY ABT
Name:	Jeffrey Abt
Title:	SVP

SUNTRUST BANK

By:	/S/ PETER C. VAKY
Name:	Peter C. Vaky
Title:	Managing Director

SUNTRUST CAPITAL MARKETS, INC.

By:	/S/ PETER C. VAKY
Name:	Peter C. Vaky
Title:	Managing Director

CANADIAN IMPERIAL BANK OF COMMERCE

By:	/S/ GEORGE KNIGHT
Name:	George Knight
Title:	Managing Director CIBC World Markets Corp. As Agent

CIBC WORLD MARKETS CORP.

By:	/S/ GEORGE KNIGHT
Name:	George Knight
Title:	Managing Director CIBC World Markets Corp. As Agent

MERRILL LYNCH BANK USA

By:	/S/ LOUIS ALDER
Name:	Louis Alder
Title:	Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/S/ MICHAEL E. O’BRIEN
Name:	Michael E. O’Brien
Title:	Director

Accepted and agreed to as of the

date first above written:

OMNICARE, INC.

By:	/S/ DAVID W. FROESEL, JR.
Name:	David W. Froesel, Jr.
Title:	Senior Vice President and Chief Financial Officer